                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                KCS ENERGY INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

                                KCS ENERGY, INC.
                          PRINCIPAL EXECUTIVE OFFICE:
                                5555 SAN FELIPE
                              HOUSTON, TEXAS 77056
                                 (713) 877-8006

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     To the Stockholders:

     The Annual Meeting of Stockholders of KCS Energy, Inc. (the "Meeting") will be held on May 24, 2001, at the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas, at 9:00 a.m. local time for the following purposes:

          1. To elect two directors to serve until the Annual Meeting of Stockholders in 2004;

          2. To take action upon any other business as may properly come before the Meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 30, 2001, as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ FREDERICK DWYER
                                          FREDERICK DWYER
                                          Secretary

April 18, 2001
                            ------------------------

                                   IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING. PLEASE USE THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                                KCS ENERGY, INC.

                                5555 SAN FELIPE
                              HOUSTON, TEXAS 77056
                                 (713) 877-8006

                                PROXY STATEMENT

     The Proxy Statement and the accompanying Proxy Card are being mailed to stockholders, commencing April 18, 2001, in connection with the solicitation by the Board of Directors of KCS Energy, Inc. (the "Corporation" or "KCS") of proxies to be used at the Annual Meeting (the "Meeting") of the stockholders of the Corporation to be held on May 24, 2001, at the hour and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

                        PERSONS MAKING THE SOLICITATION

     This solicitation is made on behalf of the Board of Directors of the Corporation. The cost of soliciting these proxies will be borne by the Corporation, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy materials to and solicitation of proxies from the beneficial owners of shares held by such persons. The solicitation will be initially by mail and it may later be decided to make further solicitations by mail, telephone, telex, facsimile or personal call by directors, officers and employees of the Corporation and its subsidiaries, or by use of an independent proxy solicitor.

               VOTING SECURITIES AND OWNERSHIP THEREOF BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     As of March 30, 2001, there were outstanding 29,408,810 shares of the Corporation's Common Stock, which is the only class of capital stock entitled to vote at the Meeting. These shares were held by 995 holders of record. Each holder of Common Stock is entitled to one vote for each share held. As stated in the Notice of Annual Meeting, holders of record of the Common Stock at the close of business on March 30, 2001, will be entitled to vote at the Meeting or any adjournment thereof. The Corporation has 30,000 shares of Series A Convertible Preferred Stock ("Convertible Preferred Stock") outstanding, the holders of which are not entitled to vote at the Meeting.

     (a) Under the rules of the Securities and Exchange Commission, for the purpose of the following table, a beneficial owner of a security includes any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such security. To the knowledge of the Corporation, the following persons owned beneficially more than 5% of the outstanding Common Stock of the Corporation as of March 30, 2001:

NAME AND ADDRESS OF                                     NO. OF SHARES OF     % OF CLASS
BENEFICIAL OWNER                                          COMMON STOCK       OUTSTANDING
-------------------                                     ----------------     -----------
State Street Research & Management Company............     3,047,400(1)         9.39%
  One Financial Center
  Boston, MA 02111
Stewart B. Kean.......................................     2,772,595(2)(3)      9.43%
  P.O. Box 1
  Elizabeth, NJ 07207

---------------

(1) Includes 1,250,000 shares that may be purchased upon conversion of the Company's Convertible Preferred Stock.

(2) Includes shares that are allocated to the beneficial owner's account under 401(k) plans.

(3) Includes 1,025,648 shares held by certain family trusts as to which Mr. Kean shares voting and investment power.

     (b) The following information pertains to KCS Common Stock beneficially owned, directly or indirectly, by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers of KCS as a group as of March 30, 2001:

                                                     SHARES OWNED
                                                    BENEFICIALLY(1)        PERCENT OF CLASS
                                                    ---------------        ----------------
Stewart B. Kean...................................     2,772,595(2)(3)           9.43%
James W. Christmas................................       923,096(2)(4)(5)        3.11%
Joel D. Siegel....................................       256,915(4)(6)              *
Harry Lee Stout...................................       111,280(2)                 *
William N. Hahne..................................       101,414(2)(4)              *
Christopher A. Viggiano...........................        42,248                    *
J. Chris Jacobsen.................................        39,199(2)(4)              *
Frederick Dwyer...................................        29,635(2)(4)              *
James E. Murphy, Jr. .............................        25,844                    *
Robert G. Raynolds................................        19,797(7)                 *
G. Stanton Geary..................................         6,034                    *
11 Directors and Officers as a group..............     4,328,057(8)             14.48%

---------------

 *  Less than 1%

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes shares that are allocated to the beneficial owner's account under the Corporation's 401(k) plan.

(3) Includes 1,025,648 shares held by certain family trusts, as to which Mr. Kean shares voting and investment power.

(4) Includes shares (i) issuable upon conversion of the Convertible Preferred Stock (66,667 each for Messrs. Christmas and Siegel; 25,333 shares for Mr. Hahne; and 4,000 shares each for Messrs. Jacobsen and Dwyer) and (ii) that are the subject of restricted stock grants under which the grantee has voting rights but disposition rights are currently restricted (202,584 shares for Mr. Christmas, 55,417 shares for Mr. Hahne, 26,208 shares for Mr. Stout, 24,646 shares for Mr. Jacobsen, and 10,781 shares for Mr. Dwyer).

(5) Includes 36,000 shares held in trusts established for the benefit of Mr. Christmas' children, the beneficial ownership of which is disclaimed.

(6) Includes 16,000 shares held in trusts established for the benefit of Mr.
    Siegel's children, the           beneficial ownership of which is
    disclaimed.

(7) Includes 3,504 shares held in trusts established for the benefit of Mr.
    Raynolds children, the           beneficial ownership of which is
    disclaimed.

(8) Includes 486,303 shares issuable upon conversion of the beneficial owner's
    Convertible           Preferred Stock and shares that are the subject of
    restricted stock grants under which the           beneficial owner has
    voting rights but disposition rights are currently restricted.

                             ELECTION OF DIRECTORS

     The By-Laws of the Corporation provide that the Board of Directors shall consist of a minimum of three and a maximum of twelve directors. The Board of Directors has fixed at seven the number of directors of the Corporation. The Corporation's By-Laws also provide that the Board of Directors shall be divided into three classes with directors in each class serving three-year terms.

     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for G. Stanton Geary and Robert G. Raynolds as directors of the Corporation for three-year terms expiring at the Annual Meeting of Stockholders in the year 2004 or until their successors are elected or appointed. Messrs. Geary and Raynolds are presently serving as directors of the Corporation.

     Should any nominee become unable or refuse to accept nomination or election as a director, it is intended that the persons named as proxies will vote for the election of such other person for such office as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why either of the nominees might be unable or refuse to accept nomination or election. Information is set forth below regarding the principal occupation of each nominee and each of the other directors of the Corporation who will continue in office after the Meeting.

            NAME, AGE                                   PRINCIPAL OCCUPATION
           AND POSITION                                DURING LAST FIVE YEARS
           ------------                                ----------------------
G. STANTON GEARY, 66..............  Mr. Geary has served as director since 1988. He is
  Member, Audit Committee           proprietor of Gemini Associates, Pomfret, CT, a venture
                                    capital consulting firm, and was business manager of the
                                    Rectory School, Pomfret, CT from 1987 through 1997. Mr.
                                    Geary's term expires in 2001 and if re-elected, his new term will expire in 2004.

ROBERT G. RAYNOLDS, 49............  Mr. Raynolds has served as director since 1995. He has been
  Member, Audit Committee           an independent consulting geologist for several major and
                                    independent oil and gas companies from 1992 until the
                                    present and was a geologist with Amoco Production Company
                                    from 1983 until 1992. Mr. Raynolds' term expires in 2001 and if re-elected, his new term will expire in 2004.

JAMES W. CHRISTMAS, 53............  Mr. Christmas has served as director, President and Chief
  Member, Executive Committee       Executive Officer of the Corporation since 1988. Mr
                                    Christmas' term expires in 2002.

JOEL D. SIEGEL, 59................  Mr. Siegel has served as director since 1988. He is an
  Member, Executive and             attorney-at-law and has been president of the law firm of
  Compensation Committees           Orloff, Lowenbach, Stifelman & Siegel, P.A., Roseland, NJ,
                                    since 1975. Mr. Siegel's term expires in 2002.

CHRISTOPHER A. VIGGIANO, 47.......  Mr. Viggiano has served as director since 1988. He has been
  Member, Audit and                 President, Chairman of the Board and majority owner of
  Compensation Committees           O'Bryan Glass Corp., Queens, NY since December 1991, and
                                    served as Vice President and a member of the board of
                                    directors of O'Bryan Glass Corp. from 1985 to December 1991.
                                    He is a Certified Public Accountant. Mr. Viggiano's term
                                    expires in 2002.

            NAME, AGE                                   PRINCIPAL OCCUPATION
           AND POSITION                                DURING LAST FIVE YEARS
           ------------                                ----------------------
STEWART B. KEAN, 66...............  Mr. Kean has served as Chairman of the Board of Directors
  Chairman, Member,                 since 1988. Mr. Kean served as President of Utility Propane
  Executive Committee               Company, a former subsidiary, from 1965 to 1989. He is past
                                    President of the National LP Gas Association and past
                                    President of the World LP Gas Forum. He currently serves as
                                    President of the Liberty Hall Foundation. Mr. Kean's term
                                    expires in 2003.
JAMES E. MURPHY, JR., 44..........  Mr. Murphy has served as director since 1988. He leads his
  Member, Compensation Committee    own political and governmental relations consulting firm
                                    offering strategic planning and management consulting
                                    services to Republican candidates nationwide, with extensive experience at the presidential, state and congressional
                                    levels. Based in Potomac, Maryland, he also advises
                                    corporations and industry groups on strategic planning,
                                    governmental relations and grassroots lobbying projects. Mr.
                                    Murphy's term expires in 2003.

     RELATIONSHIPS: Mr. Raynolds is Mr. Kean's nephew. During 2000, the Corporation retained as outside general counsel the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., of which Joel D. Siegel, a KCS director, is a member. It is the opinion of management that the professional fees charged are comparable to the fees of other law firms of similar size and expertise.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                             AND CERTAIN COMMITTEES

     The Board of Directors held a total of 12 meetings during 2000. Messrs. Christmas, Geary and Viggiano attended each of the meetings. Each of the other directors attended at least 75% of the meetings. Each director attended all of the meetings of the committees of which he is a member.

     The Board of Directors has the following committees; (i) an Executive Committee composed of Messrs. Kean, Christmas and Siegel; (ii) an Audit Committee composed of Messrs. Geary, Raynolds and Viggiano; and (iii) a Compensation Committee composed of Messrs. Murphy, Siegel and Viggiano. The Executive Committee performs the duties of the Board of Directors during intervals between regular Board meetings. The Audit Committee recommends the appointment of independent auditors, reviews the results of audit engagements and fees, and reviews the adequacy of internal controls. The Compensation Committee makes recommendations as to the compensation and certain benefits to be paid to officers and key employees of the Corporation. The Corporation has no nominating committee. Each Committee met once during 2000.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is composed of three non-employee directors of the Corporation. The Committee is charged with determining the compensation for the senior executives of KCS and its subsidiaries (approximately seven persons), including the granting of awards to such executives under the various incentive compensation programs maintained by the Corporation. The Committee reviews individual performance and the performance of the Corporation and each business unit.

COMPENSATION PHILOSOPHY AND POLICIES

     The objective of the KCS executive compensation program is to motivate and reward senior executives who are responsible for realizing financial and strategic objectives that are integral to the Corporation's success and the resultant enhancement of stockholder value. The program is intended to enable the Corporation to attract, retain, motivate and reward executive talent of the highest caliber. The program is also intended to be competitive with companies which are competitors of KCS.

     The Corporation intentionally pays annual base salaries to senior executives that are at or slightly below the competitive market. The base salaries are supplemented by an annual cash incentive bonus plan (described below), which is based upon performance. The Corporation's philosophy is to have a major portion of total compensation based upon long-term results, emphasizing increased stockholder value. To this end, the Corporation utilizes stock options and restricted stock grants.

     The Committee relies upon compensation comparisons with other companies in the industry in order to determine the competitiveness of its executive compensation program. From time to time, the Committee engages independent compensation experts to assist the Committee in its information gathering and compensation package design functions. The Corporation's peer group was redefined in 2001 based on such analysis.

     Once the competitiveness and effectiveness of the Corporation's programs are evaluated, and the results of operations for the prior year are available, the Committee establishes increases to base pay levels, annual bonus plan payouts and grants of restricted stock and of stock options. In determining salary adjustments and incentive payments for the executives (other than Mr. Christmas), the Committee also considers recommendations made by Mr. Christmas.

BASE PAY

     Effective February 1, 2000, the Corporation granted base salary increases to its senior executive group of approximately 5.9%. The Committee, based on Mr. Christmas' recommendation and the current financial status of the Corporation, deferred action on a base pay increase for Mr. Christmas. The base pay increases, while subjectively determined, considered the 1999 salary freeze, increases in the cost of living and the individual's current performance, experience, and scope of responsibilities, as well as the competitive environment for comparable positions within the industry.

ANNUAL INCENTIVE AWARDS

     The Corporation's annual cash incentive bonus program is designed to reward executives for the achievement of annual performance objectives. Each business unit and the Corporation as a whole are given performance targets. The target bonus of each executive is expressed as a percentage of annual base pay, usually between 15% and 55%, depending on the executive's position. For performance results in excess of the target, the annual cash incentive award increases, up to maximum levels which are set at 30% to 110% of annual base pay, depending on the executive's position. The performance objectives for each executive are related both to the direct responsibilities of that executive and overall corporate results. That is, an executive responsible for a certain business unit will have both business unit and overall corporate objectives to meet. Executives employed by KCS Energy, Inc. (corporate level) are given objectives based on overall corporate performance. Performance criteria are chosen annually for their potential contribution to the creation of stockholder value, and include such measures as, oil and gas reserves added, finding and development costs, increase in PV-10 value of oil and gas reserves, earnings and cash flow. With the exception of the Mid-Continent division, no incentive compensation was paid to the executive officers in 1999 as 1998 performance objectives in other business units and at the corporate level were not achieved. The Company made incentive compensation payments in April 2000 based on 1999 performance to each executive officer except Mr. Christmas whose 1999 incentive compensation payment was deferred until January 2001.

LONG-TERM INCENTIVE

     The Corporation uses stock options and restricted stock to reward executives based upon the long-term performance of the Corporation.

     Under the Corporation's 1992 Stock Plan, officers and key employees of the Corporation were eligible to receive grants of stock options, restricted stock and bonus stock. No stock options, restricted stock or bonus stock grants were issued in 1999 or 2000. On January 30, 2001, the United States Bankruptcy Court for the District of Delaware confirmed the KCS Energy, Inc. Plan of Reorganization (the "Plan") under Chapter 11 of Title 11 of the United States Bankruptcy Code after the Plan was overwhelmingly accepted by the Corporation's creditors and stockholders. On February 20, 2001, the Corporation completed the necessary steps for the Plan to go effective and emerged from bankruptcy. In connection with the Plan, the 1992 Stock Plan was cancelled and the 2001 Stock Plan was adopted. Grants for up to 4,362,868 shares of KCS common stock may be made under the 2001 Stock Plan.

     The Corporation uses grants of stock options and restricted stock to closely align executives' financial interests with those of stockholders. The Committee considers individual and overall Corporation or business unit performance as well as recommendations from independent compensation consultants in determining the number of shares of restricted stock and stock options granted. Options are granted at fair market value as of the date of grant, and generally vest one-third per year beginning one year after the grant. Restricted stock is used in rewarding and motivating employees below the executive level for their contribution to the long-term success of the Corporation. Restricted stock grants generally vest three years after the date of grant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee applies the same philosophy in determining the compensation of the chief executive officer, Mr. Christmas, as it applies to other executives; that is, to maintain base salary at or slightly below market, with emphasis placed on incentive compensation.

     Because of the 1999 salary freeze for senior management and the Chapter 11 proceedings in 2000, Mr. Christmas did not receive a base pay increase in either year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Joel D. Siegel, Chair of the Committee, is a member of the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., general legal counsel to the Corporation.

COMPENSATION COMMITTEE MEMBERS

            Joel D. Siegel, Chair
            James E. Murphy, Jr.
            Christopher A. Viggiano

                               EXECUTIVE OFFICERS

     In addition to Mr. Christmas, who is also a director of the Corporation, the following persons served as executive officers of the Corporation, at the discretion of the Board of Directors, during 2000:

               NAME                               POSITION                 AGE
               ----                               --------                 ---
William N. Hahne...................  Senior Vice President and Chief       49
                                       Operating Officer
Harry Lee Stout....................  President, KCS Energy Services,       53
                                       Inc. and KCS Energy Marketing,
                                       Inc., the Corporation's
                                       volumetric production payment
                                       subsidiaries
J. Chris Jacobsen..................  Vice President, Engineering and       45
                                       Portfolio Development
Frederick Dwyer....................  Vice President, Controller and        41
                                       Secretary

     William N. Hahne has served as Senior Vice President and Chief Operating Officer of KCS since April 1998. He is a Registered Petroleum Engineer and has 28 years experience with various major independent exploration and production companies including Unocal Corporation, Union Texas Petroleum Corporation, NERCO, The Louisiana Land and Exploration Company ("LL&E") and Burlington Resources Inc. Prior to joining KCS, Mr. Hahne was employed by LL&E from October 1993 to October 1997 where he held a number of positions, including Worldwide Operations Vice President. From October 1997 to April 1998, Mr. Hahne served as Vice President of International & Onshore for Burlington Resources Inc.

     Harry Lee Stout has served as President of KCS Energy Marketing, Inc. since August 1991 and President of KCS Energy Services, Inc. since September 1996. He served as President of the Company's natural gas marketing and transportation subsidiaries from August 1991 until the discontinuation of those operations in 1997.

     J. Chris Jacobsen has served as Vice President, Engineering and Portfolio Development since May 1998 and Senior Vice President, Exploration, Development and Reserves of KCS Medallion Resources, Inc. since 1994. From 1982 to 1994 he was employed by Netherland, Sewell & Associates where he served in various positions, with his last position being Senior Vice President. From 1977 to 1982 he was employed by Exxon Company U.S.A. where he held various engineering and supervisory positions.

     Frederick Dwyer has served as Vice President and Controller of the Company since March 1997 and Secretary of the Company since May 1998. He served as Assistant Vice President and Controller from May 1996 to March 1997. Mr. Dwyer joined the Company upon its formation in 1988, holding various management and supervisory positions. He is a certified public accountant and began his career with Peat, Marwick, Mitchell & Co.

                             EXECUTIVE COMPENSATION

     The following tables and discussion, based on December 31 year-end periods, summarize the compensation of the chief executive officer of the Corporation and each Executive Officer of the Corporation (as defined by Securities and Exchange Commission regulations) whose total annual salary and bonus is greater than $100,000 for 2000.

                           SUMMARY COMPENSATION TABLE

              (a)                   (b)         (c)        (d)            (e)             (f)           (g)             (h)
                                                                                              LONG TERM
                                                                                         COMPENSATION AWARDS
                                                                                      -------------------------
                                                                                                      OPTIONS/
                                                                                       RESTRICTED       SARS
                                  CALENDAR                BONUS      OTHER ANNUAL     STOCK & CASH     AWARDS        ALL OTHER
NAME AND POSITION                   YEAR     SALARY($)   AWARD($)   COMPENSATION($)    AWARDS($)     (# SHARES)   COMPENSATION($)
-----------------                 --------   ---------   --------   ---------------   ------------   ----------   ---------------
James W. Christmas..............    2000      338,000         --          --                --             --          9,996
  President and Chief Executive
  Officer                           1999      338,000         --          --                --             --          5,000
                                    1998      338,000         --          --                --         50,000          9,652
William N. Hahne................    2000      250,000     53,900          --                --             --          9,554
  Senior Vice President and         1999      230,000         --          --                --             --          5,000
  Chief Operating Officer           1998      159,200         --          --                --        140,000          1,062
Harry Lee Stout.................    2000      183,000     14,917          --                --             --         60,996
  President, KCS Energy
  Marketing, Inc.,                  1999      170,000         --          --                --             --          5,000
  and KCS Energy Services, Inc.     1998      165,000         --          --                --         60,000          9,643
J. Chris Jacobsen...............    2000      165,000     19,249          --                --             --         52,669
  Vice President, Engineering
  and                               1999      145,000     21,750          --                --             --          4,350
  Portfolio Development             1998      140,985      5,000          --                --         57,500          7,975
Frederick Dwyer.................    2000      117,692     25,000          --                --             --          6,734
  Vice President, Controller and    1999      104,231         --          --               250             --         59,232
  Secretary                         1998       93,846     12,500          --             1,700         10,000          5,363

---------------

NOTES:

(1) The amounts set forth in column (d) for 2000 were for performance during 1999. The amount set forth in column (d) for 1999 to Mr. Jacobsen was for performance during 1998. The amounts paid to Messrs. Jacobsen and Dwyer in 1998 were for performance during 1997. The performance awards were based on attainment of specific goals including profitability and growth of the Corporation as well as individual performance.

(2) The amounts set forth in column (g) represent the number of stock options granted in the year under the KCS Energy, Inc. 1992 Stock Plan. This plan and all options outstanding thereunder were cancelled in February 2001 in connection with the Corporation's Plan of reorganization.

(3) Amounts shown in column (h) include amounts contributed by the Corporation as 50% matching contributions for up to the first 6% of base salary contributed by the named individual to the KCS Savings and Investment Plan and the pro rata share of the Corporation's discretionary profit sharing contribution for each fiscal year made on behalf of the named individual to the KCS Savings and Investment Plan. In addition, the amounts reflected in column (h) reflect retention payments in 2000 to Mr. Stout of $51,000 and to Mr. Jacobsen of $43,500. The amount reflected in column (h) for Mr. Dwyer in 1999 includes a retention payment of $55,000.

(4) Mr. Hahne's 1998 salary is for a partial year as he joined the Company in April of that year.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FY-END OPTIONS/SAR VALUES TABLE

          (a)                 (b)           (c)             (d)              (e)            (f)            (g)
                                                           NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                               OPTIONS/SARS                IN-THE-MONEY OPTIONS/
                            SHARES                            @ FY 00-END(#)              SARS @ FY 00-END($)(3)
                           ACQUIRED        VALUE      -------------------------------   ---------------------------
   NAME AND POSITION      ON EXERCISE   REALIZED(1)   EXERCISABLE (2)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
   -----------------      -----------   -----------   ---------------   -------------   -----------   -------------
James W. Christmas......      --            --            505,000          45,000         377,160          --
  President and Chief
  Executive Officer
William N. Hahne........      --            --             70,000          70,000              --          --
  Senior Vice President
  and Chief Operating
  Officer
Harry Lee Stout.........      --            --             90,000          35,000              --          --
  President, KCS Energy
  Marketing, Inc., and
  KCS Energy Services,
  Inc.
J. Chris Jacobsen.......      --            --             28,750          28,750              --          --
  Vice President,
  Engineering and
  Portfolio Development
Frederick Dwyer.........      --            --              6,250           8,750              --          --
  Vice President,
  Controller and
  Secretary

---------------

NOTES:

(1) Market Value of underlying securities at date of exercise minus the exercise price.

(2) Options granted to these executives under the Corporation's stock plan were exercisable in equal installments over a period of four years from the date of grant. Mr. Christmas exercised 120,000 in-the-money options in February 2001. All other options listed in table above were cancelled in connection with the Corporation's Plan of reorganization.

(3) Market value of underlying securities at December 31, 2000 ($4.06 per share), minus the exercise price.

CHANGE IN CONTROL AGREEMENTS AND RETENTION AGREEMENTS

     Each of Messrs. Hahne, Stout, Jacobsen and Dwyer is a party to a change in control agreement with KCS (the "Change in Control Agreements"). Pursuant to the terms of each Change in Control Agreement, if a change in control occurs on or before August 1, 2001 (or, in the case of Mr. Hahne, at any time during his employment, and within two years following the change in control, the executives' employment is terminated other than for cause (as defined therein) or by the executive for good reason (as defined therein), the executive is entitled, among other things, to be paid an amount equal to his annual base salary (times two in the case of Mr. Stout and times three in the case of Mr. Hahne) and an amount equal to any cash bonus (times two in the case of Mr. Stout and times three in the case of Mr. Hahne) payable to the executive for such year.

     Each of Messrs. Stout and Jacobsen was a party to a retention agreement with KCS (the "Retention Agreements"). Pursuant to the terms of each Retention Agreement, a bonus was paid to the executive in

April 2000 and September 2000 under the condition that the executive remained employed by KCS through such dates in the following amounts: Mr. Stout, $25,500 and Mr. Jacobsen, $21,750.

COMPENSATION OF DIRECTORS

     Directors who are not executive officers of KCS are usually paid an annual retainer of $20,000 (paid one-half in cash and one-half in Common Stock). The eligible directors waived the stock portion of this retainer in 2000. Directors who are not executive officers were paid $1,500 for each meeting of the Board of Directors attended in person ($500 if participation was via telephone) and $1,000 for each committee meeting attended during 2000. KCS also reimburses directors for expenses they incur in attending board and committee meetings.

     There was no compensation, not covered above, paid or distributed in 2000 to any of the directors who are not executive officers of KCS.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen, LLP have been auditors of the Corporation since its inception in 1988. They have been selected by the Board of Directors, upon recommendation of its Audit Committee, to serve as independent public accountants for the Corporation and its subsidiaries for 2001.

     It is expected that representatives of Arthur Andersen, LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and also will be available to respond to appropriate questions raised at the meeting or submitted in writing before the Meeting.

     Aggregate fees billed by Arthur Andersen LLP for the fiscal year 2000 audit and for all other services rendered by Arthur Andersen LLP for such fiscal year were $344,000 and $198,900, respectively. Arthur Andersen LLP did not render any services related to financial information systems design and implementation for such fiscal year.

                                AUDIT COMMITTEE

     The Audit Committee of the Board of Directors ("Audit Committee") is responsible for, among other things, considering the appointment of the independent public accountants for the Corporation, reviewing with the independent public accountants the plan and the scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with the independent public accountants. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent.

     In 2000, the Audit Committee approved and adopted an Audit Committee Charter, which sets forth the qualifications of members and the responsibilities of the committee. The Audit Committee Charter is attached to this Proxy Statement as Exhibit A. In accordance with the Audit Committee Charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. During 2000, the Audit Committee met once and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the controller and independent public accountants prior to public release.

     The Corporation's independent public accountants are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee reviewed with Arthur Andersen LLP, the Corporation's independent public accountants, Arthur Andersen LLP's judgment as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 and under other generally accepted auditing standards. The Audit Committee also discussed with Arthur Andersen LLP, the independent public accountants' independence from management and the Company, including the matters contained in the written disclosures required by the Independence Standards Board Statement No. 1. The Audit Committee considered whether the provision of non-audit services by the Corporation's independent public accountants is compatible with maintaining the accountants' independence.

     The Audit Committee reviewed the audited financial statements of the Corporation as of and for the year ended December 31, 2000, with management and the independent public accountants. Based upon its review and discussions with management and the independent public accountants, the Audit Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent public accountants and the Board of Directors concurred in such recommendation.

AUDIT COMMITTEE MEMBERS

            Christopher A. Viggiano, Chair
            G. Stanton Geary
            Robert G. Raynolds

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Corporation's Common Stock to the New York Stock Exchange ("NYSE") Market Value Index and to a Peer Group (composed of Belco Oil and Gas Corp., Bellwether Exploration Co., Cabot Oil and Gas Corp., Comstock Resources, Inc., Houston Exploration Co., HS Resources, Inc., Magnum Hunter Resources, Inc., Meridian Resource Corp, Patina Oil and Gas Corp., Pogo Producing Co., Range Resources Corp., Stone Energy Corp., Swift Energy Co., and Tom Brown Inc.). The graph assumes that the value of the investment in the Corporation's Common Stock and each index was $100 at January 1, 1996 and that all dividends were reinvested.

                              [PERFORMANCE GRAPH]

                                 ANNUAL REPORT

     Included with this Proxy Statement is the Annual Report for 2000. Stockholders are referred to this report for financial and other information about the activities of the Corporation.

                             REVOCABILITY OF PROXY

     The form of proxy enclosed is for use at the Meeting if a stockholder will be unable to attend in person. The proxy may be revoked by a stockholder at any time before it is exercised. All shares represented by valid proxies received prior to the Meeting, pursuant to this solicitation and not revoked before they are exercised, will be voted. Pursuant to Delaware statutes, the presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the secretary of the Meeting prior to the voting of such proxy.

                             VOTING AT THE MEETING

     A majority of the votes entitled to be cast on matters to be considered at the Meeting constitutes a quorum. If a share is represented for any purpose at the Meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Meeting will not be included in determining whether a quorum is present.

     The election of each nominee for director requires a plurality of the votes cast. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

                             STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at the 2002 Annual Meeting, it must be received by the Secretary of the Corporation at 5555 San Felipe, Suite 1200, Houston Texas 77056, by not later than December 19, 2001, in order to be eligible for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting. Such proposals must meet all of the requirements of the Securities and Exchange Commission to be eligible for inclusion in the Corporation's 2002 Proxy materials. Among such requirements, at the time of submission of the proposal, the submitting stockholder must be the record or beneficial owner of 1% or $1,000 in market value of the Corporation's Common Stock for at least one year. Proposals submitted outside of the processes required by the Securities and Exchange Commission will be considered untimely if the Corporation is not provided notice of the proposal by March 4, 2002.

                       SECURITIES EXCHANGE ACT COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Corporation's review of the copies of such forms that it has received, the Corporation believes that, with the exception of Mr. Kean who filed his 1999 Form 5 within two weeks of its due date, all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1998, 1999 and 2000.

                                 OTHER BUSINESS

     Management does not intend to present and does not have any reason to believe that others will present at the Meeting any item of business other than those set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters at the discretion and in accordance with the judgment of the person acting under the proxy.

                                          By Order of the Board of Directors

                                          /s/ FREDERICK DWYER
                                          FREDERICK DWYER
                                          Secretary

Houston, Texas
April 18, 2001

                                                                       EXHIBIT A

                                KCS ENERGY, INC.

                            AUDIT COMMITTEE CHARTER

COMPOSITION

     The audit committee is established as a standing committee of the board of directors. It will have three members. The audit committee members will be (or will become within a reasonable time after appointment) financially literate, and at least one member will have accounting or related financial management expertise, as the board of directors interprets such qualifications in its business judgment. The members of the audit committee will be non-employee members of the board of directors who have no relationship that may interfere with the exercise of their independence from management and KCS. A person may not serve as a member of the audit committee of the board of directors if:

          (a) That persons is or was at any time during the previous three years an employee of KCS or its affiliates;

          (b) That person, currently or at any time during the previous three years, (1) has or has had a direct business relationship, including commercial, industrial, banking, consulting, legal, accounting or other relationships, with KCS or (2) is or has been a partner, controlling shareholder, executive officer of an organization that has a business relationship, including commercial, industrial, banking, consulting, legal, accounting or other relationships, with KCS, unless the board of directors determines in its business judgment that the relationship described in either (1) or (2) above does not interfere with the director's exercise of independent judgment;

          (c) That person is an executive of another corporation, in which any officers of KCS currently serve on its compensation committee; or

          (d) That person is a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law of, or shares a home with, a person who is or has been at any time during the previous three years an executive officer of KCS or any of its affiliates.

     Notwithstanding the foregoing, the board of directors may appoint to the audit committee one non-employee director who would otherwise be disqualified under (a) or (d) above (provided that the director is not an immediate family member of a current executive officer of KCS or any of its affiliates), if the board of directors determines in its business judgment that such director's membership on the audit committee will serve the best interests of KCS and its stockholders.

STATEMENT OF POLICY

     The audit committee will provide assistance to the directors in fulfilling their responsibilities to the stakeholders, the public and to the investment community relating to accounting, reporting practices and the quality and integrity of the financial reports of KCS. To that end, it is the responsibility of the audit committee to maintain free and open lines of communication between the board of directors, the independent public accountants and KCS's accounting and financial management.

RESPONSIBILITIES AND DUTIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, to best react to changing conditions and ensure the directors and stakeholders that the corporate accounting and reporting practices of the corporation are in accordance with all legal requirements and are of the highest quality.

     The responsibilities and duties of the audit committee include, without limitation, the following:

     - Review and recommend to the board of directors the selection of independent public accountants to audit the financial statements of KCS and its subsidiaries;

     - Evaluate the quality standards maintained by the independent public accountants, and their independence and professional competence. Review all non-audit services proposed to be undertaken by the independent public accountants, paying particular attention to the fees and the nature of services being offered;

     - Review and approve fees and other compensation to be paid to the independent public accountants;

     - Meet with independent public accountants and financial management of KCS to review the scope of the proposed audit for the current year, and after the completion of the audit, to review the results of the audit, including any comments or recommendations made by the independent public accountants;

     - Review with the independent public accountants and KCS's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of KCS, and elicit any recommendations from the independent public accountants regarding the improvement of those internal control procedures or particular areas where new or more detailed controls or procedures might be deemed to be desirable;

     - Review with the financial management of KCS and the independent public accountants their qualitative judgements about the appropriateness of the accounting principles and financial disclosure practices used or proposed to be adopted by the AICPA and about the degree of aggressiveness or conservation of its accounting principles and underlining estimates;

     - Review the financial statements contained in the annual report to stockholders with the independent public accountants and KCS's management to determine that the independent public accountants are satisfied with the disclosure and content of the financial statements to be presented to stockholders;

     - Provide sufficient opportunity for the KCS's independent public accountants to meet with the members of the audit committee without members of management present. Items which could be discussed at such meetings include the independent public accountants' evaluation of KCS's financial and accounting personnel, and the cooperation that the independent public accountants received during the course of any current or recently completed audit;

     - Review with the corporation's legal counsel any compliance matter, including corporate securities trading, or any legal matter, which could have a significant impact on the corporation's financial statements. This will be done at the full board meetings with the audit committee in attendance;

     - Submit the minutes of all meetings of the audit committee to, and discuss the matters discussed at each audit committee meeting with, the board of directors;

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate;

     - Assume such other duties as the board of directors may from time to time delegate; and

     - Review and reassess the adequacy of this charter on an annual basis.

     The board of directors and the audit committee will have ultimate authority and responsibility to select, evaluate and replace the independent public accountants. The independent public accountants are ultimately accountable to the board of directors and the audit committee. The audit committee is responsible for (1) ensuring that the independent public accountants, on a periodic basis submits to the audit committee a formal written statement delineating all relationships between KCS and the independent public accountants which may affect objectivity and independence; (2) actively engaging in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants; and (3) recommending that the board of directors take appropriate action in response to the independent public accountant's report to ensure the independence of the independent public accountants.

[X] PLEASE MARK VOTES                         KCS ENERGY, INC.                                                 With-
    AS IN THIS EXAMPLE         ANNUAL MEETING OF STOCKHOLDERS -- MAY 24, 2001                            For   hold    Except
                                                               1. Election of the Board's nominees       [ ]   [ ]      [ ]
         THIS PROXY IS SOLICITED ON BEHALF OF                     for Director
                 THE BOARD OF DIRECTORS
                                                                  G. STANTON GEARY AND ROBERT G. RAYNOLDS
The undersigned hereby appoints James W. Christmas and
Frederick Dwyer, and each of them, attorneys and
proxies, with power of substitution in each of them, to        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL
vote for and on behalf of the undersigned at the Annual        NOMINEE, CHECK THE BOX LABELED "EXCEPT" AND WRITE THAT
Meeting of Stockholders of the Corporation to be held          NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
on May 24, 2001 and at any adjournment thereof, upon
matters properly coming before the meeting, as set forth
in the related Notice of Meeting and Proxy Statement,          ____________________________________________________________
both of which have been received by the undersigned. The
proxies are instructed to vote as follows:                          (the Board of Directors recommends a vote "FOR")

                                                               2. To take action upon any other business as may properly
                                                                  come before the meeting.

                                                               PLEASE CHECK BOX IF YOU PLAN TO      [ ]
                                                               ATTEND THE MEETING.

                                                                 UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE
                                                               PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED
                                                               FOR THE BOARD'S NOMINEES.

Please be sure to sign and date        Date                      Please sign exactly as your name appears herein. Give
  this Proxy in the box below                                  full title if an Attorney, Executor, Administrator, Trustee,
------------------------------------------------------         Guardian, etc.

                                                                 For an account in the name of two or more persons, each
                                                               should sign, or if one signs, he should attach evidence of
------------------------------------------------------         his authority.
Stockholder sign above   Co-holder (if any) sign above

 o DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. o

                                KCS ENERGY, INC.

--------------------------------------------------------------------------------
   Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


_________________________________________

_________________________________________

_________________________________________